PRODUCT CONSIGNMENT AND SALE AGREEMENT

     This Product Consignment And Sale Agreement (this "Agreement") is entered into as of the 27th day of July, 2010 (the "Effective Date") by and between Sheerr Memory, Inc., having an office at 130 Corporate Drive, Montgomeryville, PA 18936 ("SHEERR"), and Dataram Corporation, having an office at 186 Princeton Road, West Windsor, NJ 08550 ("DATARAM").

     WHEREAS, pursuant to an Asset Purchase Agreement dated March 31, 2009 between DATARAM and SHEERR, which was named Micro Memory Bank, Inc. ("MMB") at the time the parties entered into such Asset Purchase Agreement, DATARAM purchased certain assets from MMB (the "MMB Asset Purchase Agreement").

     WHEREAS, David Sheerr, the sole shareholder of MMB, and DATARAM entered into an employment agreement dated March 31, 2009 in connection with the MMB Asset Purchase Agreement (the "Sheerr Employment Agreement").

     WHEREAS, SHEERR desires to sell to DATARAM, and DATARAM desires to purchase from SHEERR, certain memory products on a consignment sale basis.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, DATARAM and SHEERR hereby agree as follows.

1.0      TERM; PURCHASE AND CONSIGNMENT OF PRODUCTS

1.1 This Agreement shall commence as of the Effective Date and shall be effective until it expires or it terminated as provided in Section 6 hereof.

1.2 DATARAM from time to time throughout the term of this Agreement shall issue product acquisition requests (each, a "Product Acquisition Request") to SHEERR for memory components (the "Products") that will be used by DATARAM in the production of products that will be sold by DATARAM. SHEERR shall (a) procure such Products from DATARAM or from vendors approved by DATARAM, and (b) consign such Products to DATARAM (the "Consigned Products") at DATARAM'S facilities in Ivyland, Pennsylvania or Montgomeryville, Pennsylvania in accordance with DATARAM's written instructions; provided, however, SHEERR shall not be required to consign a Product to DATARAM if such consignment will cause the aggregate value of all Consigned Products held in the Cage (as defined below) at such time to exceed the Consigned Inventory Commitment Amount (as defined below). In addition, SHEERR shall have the right from time to time after receiving a Product Acquisition Request from DATARAM to request that DATARAM provide SHEERR with a Product different than the one specified in the Product Acquisition Request to acquire and consign to DATARAM under this Agreement. If DATARAM receives such a request from SHEERR, DATARAM shall use reasonable good faith efforts to provide SHEERR with a different Product to acquire and consign to DATARAM under this Agreement. If DATARAM is not able to provide SHEERR with a different Product to acquire and consign to DATARAM, SHEERR shall acquire the Product listed in DATARAM's Product Acquisition Request and shall consign such Product to DATARAM. The "Consigned Inventory Commitment Amount" shall mean an amount equal to the sum of (A) $1,000,000 plus (B) seventy percent (70%) of the Cumulative Earn Out Payments (as defined below). The "Cumulative Earn Out Payments" shall mean an amount equal to the quarterly earn out payment due to MMB pursuant to
Section 4.1(c) of the MMB Asset Purchase Agreement for (I) DATARAM's Q4FY2010 plus (II) each of DATARAM's fiscal quarters for DATARAM's fiscal year 2011. SHEERR'S Consigned Inventory Commitment Amount shall be limited to $3,000,000 of which amount any sum over $2,500,000 shall be at SHEERR'S sole discretion. DATARAM shall purchase the Consigned Products from SHEERR from time to time subject to and in accordance with the terms of this Agreement.

1.3 If SHEERR acquires Products from DATARAM pursuant to Section 1.2, the terms of sale shall be NET 30 DAYS from the date of DATARAM's invoice.

1.4 DATARAM agrees that transactions entered into pursuant to this Agreement shall not be deemed to be in violation of Section 8.1(b) of the Sheerr Employment Agreement.

1.5 Within 15 business days after the Effective Date of this Agreement, DATARAM shall pay David Sheerr the principal balance and any accrued and unpaid interest due on the Note and Security Agreement entered into on February 24, 2010 between Dataram Corporation and David Sheerr.

2.0     CONSIGNMENT CONTROL AND REPORTING

2.1 DATARAM shall store the Consigned Products in secure storage areas at its facilities in Ivyland, Pennsylvania and in Montgomeryville, Pennsylvania (such secure storage facilities, collectively, the "Cage") and shall not commingle the Consigned Products with other products owned by DATARAM or other parties.

2.2 DATARAM shall provide SHEERR with a purchase order (a "Consigned Products Purchase Order") on the same business day on which DATARAM removes Consigned Products from the Cage that identifies the Consigned Products that DATARAM removed from the inventory in the Cage. DATARAM shall provide the following information in each Consigned Products Purchase Order: (1) the date the Consigned Products were removed from the Cage; (2) the part number or numbers of the Consigned Products; (3) the number of units per part number; (4) the unit price per part number; and (5) the purchase order number.

2.3 DATARAM agrees to grant a representative of SHEERR access to DATARAM's facilities in Ivyland, Pennsylvania and in Montgomeryville, Pennsylvania, at least one time per month during DATARAM's normal business hours upon reasonable prior written notice from SHEERR to allow such representative to inventory the Consigned Products.

2.4 DATARAM and SHEERR shall meet monthly at DATARAM's corporate offices to discuss consignment inventory levels and to review processes and controls.

3.0     TRANSFER OF TITLE

3.1 Title to a Consigned Product shall pass from SHEERR to DATARAM when DATARAM removes such Consigned Product from the Cage, issues a Consigned Products Purchase Order to SHEERR for such Consigned Product, and purchases such Consigned Product from SHEERR.

4.0     PURCHASE; PURCHASE PRICE; PAYMENT; CONSIGNED PRODUCT FEE

4.1 DATARAM shall purchase a Consigned Product upon the removal of such Consigned Product from the inventory of Consigned Product in the Cage and the issuance of a Consigned Products Purchase Order to SHEERR with respect to such Consigned Product. In addition, if a Consigned Product has not been removed from the Cage and purchased by DATARAM by the ninety first (91st) day after such Consigned Product was consigned by SHEERR to DATARAM and placed in the Cage, DATARAM shall remove such Consigned Product from the Cage, issue a Consigned Products Purchase Order to SHEERR with respect to such Consigned Product, and purchase it from SHERR in accordance with this Agreement.

4.2 The purchase price for each Consigned Product shall be equal to the purchase price that SHEERR paid for such Consigned Product determined on a First In, First Out, basis.

4.3     DATARAM shall pay SHEERR for each Consigned Product within thirty
(30) days of the date on which such Consigned Product was purchased by DATARAM from SHEERR in accordance with Section 4.1 of this Agreement.

4.4 DATARAM shall pay SHEERR a monthly consigned product fee equal to 0.833% of the average daily balance of the purchase price paid by SHEERR for the Consigned Products held in the Cage for each calendar month that this Agreement is in effect. DATARAM shall pay this consigned product fee to SHEERR within thirty (30) calendar days of the end of each calendar month in which Consigned Products are held by DATARAM under this Agreement.

5.0     CONTROL OF CONSIGNED PRODUCTS; RISK OF LOSS; INSURANCE

5.1 The Consigned Products shall be subject to DATARAM's direction and control until the expiration or termination of this Agreement pursuant to
Section 6.

5.2 DATARAM shall have the risk of loss with respect to any Consigned Products that are in the Cage. If any Consigned Products are damaged, lost, or stolen (each, a "Casualty Event"), DATARAM will be deemed to have purchased such Consigned Products from SHEERR on the date of such Casualty Event and shall pay SHEERR the purchase price for such Consigned Products through the insurance proceeds from DATARAM's insurance coverage with respect to such Consigned Products. If such insurance proceeds are not sufficient to pay the purchase price for such Consigned Products in full, DATARAM shall pay the deficiency to SHEERR within thirty (30) days of the Casualty Event.

5.3 DATARAM shall insure the Consigned Products in a commercially reasonable manner and shall provide SHEERR with a certificate of insurance with respect to such coverage in which SHEERR is named as a loss payee.

6.0     TERM AND TERMINATION

6.1 This Agreement shall commence on the Effective Date and shall continue for twenty four (24) calendar months unless sooner terminated in accordance with this Section.

6.2 Either party may terminate this Agreement for cause through written notice to the other party if such other party breaches this Agreement and fails to cure such breach within (a) ten (10) business days of its receipt of written notice of such breach from or on behalf of the non-defaulting party if such breach involves the payment of money, and (b) twenty (20) business days of its receipt of written notice of such breach from or on behalf of the non-defaulting party if such breach does not involve the payment of money. In addition, either party may, at its option, terminate this Agreement immediately upon written notice to the other party if:

        (i)     A receiver is appointed for the other party or its property;

        (ii) The other party files a voluntary bankruptcy petition or has an involuntary bankruptcy petition filed against it, which is not dismissed within sixty (60) days from the date of initiation; or

        (iii)   The other party is liquidated or dissolved.

6.3 SHEERR shall have the right to terminate this Agreement through written notice to DATARAM:

        (i) upon the occurrence of a material adverse change in DATARAM's business or its financial condition as reasonably determined by SHEERR which is not cured by DATARAM to the reasonable satisfaction of SHEERR within fifteen (15) business days of DATARAM's receipt of written notice from SHEERR which describes such material adverse change in reasonable detail and which references this Section of this Agreement, or

        (ii) immediately upon any default in payment to SHEERR of any Cumulative Earn Out Payments.

6.4 DATARAM shall return all Consigned Product in the Cage to SHEERR at DATARAM's expense within ten (10) business days of the effective date of any
(i) expiration of this Agreement, or (ii) termination of this Agreement by SHEERR for cause pursuant to Section 6.2. or Section 6.3, above. DATARAM shall return all Consigned Product in the Cage to SHEERR at SHEERR's expense within ten (10) business days of the effective date of any termination of this Agreement by DATARAM for cause pursuant to Section 6.2.

6.5 No termination of this Agreement shall (i) relieve either party from any obligations hereunder which have accrued on or before the effective date of such termination including without limitation any obligation to pay to the other party any sum owed pursuant to this Agreement, or (ii) affect any rights of either party with respect to any breach of this Agreement. In addition, all provisions of this Agreement which are by their nature ntended to survive the expiration or termination of this Agreement will survive such expiration or termination.

6.6 This Agreement shall be void ab initio if the parties have not entered into a sale/leaseback agreement for the machinery, equipment, furniture, fixtures and premises at 130 Corporate Drive, Montgomeryville, PA 18936 within 30 days of the Effective Date, unless extended by the mutual agreement of the parties.

7.0     NOTICES

7.1 Any notice required or permitted hereunder to the parties hereto will be deemed to have been duly given only if in writing and delivered by
(a) certified U.S. mail, return receipt requested, postage prepaid, or by a national overnight delivery service that provides a delivery receipt, with any service or delivery fee prepaid, to the address of the receiving party as set forth below or such other address as may be specified by such party in a notice delivered to the other party in accordance with this Section, or
(b) via hand delivery. Notices shall be deemed delivered when received by the party being notified.

        SHEERR at:                           DATARAM at:

        Sheerr Memory                        Dataram Corporation
        130 Corporate Drive                  186 Princeton-Heightstown Road
        Montgomeryville, PA 18936            West Windsor, NJ 08550
        Attn: David Sheerr                   Attn: Vice-President, Finance

        Telephone: 215-643-6700              Telephone: 609-799-0071

        and if notice is given to DATARAM, a copy shall also be given to:

        Thomas J. Bitar, Esq.
        Dillon, Bitar & Luther, L.L.C.
        200 Park Ave., Suite 301
        Florham Park, New Jersey 07932
        Telephone:  973-539-3100
        Facsimile: 973-292-2960

        And if notice is given to SHEERR, a copy shall also be given to:

        L. Gerald Rigby, Esq.
        ARCHER & GREINER, P.C.
        One Liberty Place, 32nd Floor
        1650 Market Street
        Philadelphia, PA 19130
        Telephone:  215-963-3300
        Fax:  215-568-2843
        Email:  Grigby@archerlaw.com

8.0     INTERCREDITOR AGREEMENTS; UCC-1 FINANCING STATEMENTS

8.1 Upon DATARAM's request, SHEERR shall execute and deliver any and all subordination agreements, intercreditor agreements, or other similar documents or agreements that DATARAM may reasonably request to confirm, effect, or memorialize that SHEERR's rights in and to the Consigned Products under this Agreement does not give SHEERR a lien upon or any rights in and to (i) DATARAM's accounts receivable, including, but not limited to, accounts receivable generated through the sale of DATARAM products manufactured through the use of Consigned Products, or (ii) any other assets of DATARAM.

8.2 DATARAM shall execute and deliver to SHEERR such Uniform Commercial Code financing statements as SHEERR may deem necessary to perfect or maintain its rights in and to the Consigned Products under the Uniform Commercial Code of the State of New Jersey. In addition, DATARAM hereby authorizes SHEERR to (i) execute on DATARAM's behalf and file such Uniform Commercial Code financing statements as SHEERR may deem necessary to perfect or maintain its rights in and to the Consigned Products under the Uniform Commercial Code of the State of New Jersey, and (ii) file one or more Uniform Commercial Code financing statements disclosing SHEERR's rights in and to the Consigned Products under the Uniform Commercial Code of the State of New Jersey without DATARAM's signature appearing thereon.

9.0     MISCELLANEOUS

9.1 This Agreement is the complete and exclusive statement of the agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior proposals and agreements, oral or written, between the parties with respect to the subject matter hereof. This Agreement may not be modified except by a written instrument duly executed by the parties hereto.

9.2 Section headings are provided for convenience of reference and do not constitute part of this Agreement. Any references to a particular section of this Agreement shall be deemed to include reference to any and all subsections thereof.

9.3 If any provision of this Agreement is held to be invalid or unenforceable for any reason, the remaining provisions will continue in full force without being impaired or invalidated in any way. The parties agree to replace any invalid provision with a valid provision which most closely approximates the intent and economic effect of the invalid provision. No waiver of any provision of this Agreement will be effective unless it is in writing and signed by the party against which it is sought to be enforced. The delay or failure by either party to exercise or enforce any of its rights under this Agreement is not a waiver of that party's right to later enforce those rights, nor will any single or partial exercise of any such right preclude any other or further exercise of these rights or any other right.

9.4 If any part of this Agreement shall be adjudged by any court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby and shall be enforced to the maximum extent permitted by applicable law. If any remedy set forth in this Agreement is determined to have failed of its essential purpose, then all other provisions of this Agreement shall remain in full force and effect.

9.5. Neither party may assign or delegate any or all of its rights (other than the right to receive payments) or its duties or obligations hereunder without the consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that either party may assign this Agreement, without the need to obtain consent of the other party, to an affiliate of such party or to a successor in interest to substantially all of the business of that party to which this Agreement relates. An assignee of either party authorized hereunder shall be bound by the terms of this Agreement and shall have all of the rights and obligations of the assigning party set forth in this Agreement.

9.6 "Confidential Information" shall mean any information obtained by one party from or with respect to the other party under or in connection with this Agreement and shall include, but shall not be limited to, any information obtained by one party with respect to the other party's research, product plans, products, services, clients, markets, software, inventions, designs, processes, marketing plans, or finances. Information will not, however, be considered to be Confidential Information if it (a) is already, or otherwise becomes, publicly known by third parties as a result of no act or omission of the receiving party; (b) is lawfully received, after disclosure hereunder, from a third party having the right to disseminate the information without restriction on disclosure; (c) is furnished to others by the disclosing party without restriction on disclosure; or (d) can be shown by the receiving party to have been independently developed by such party prior to the execution of this Agreement. Both during and after the term of this Agreement, each of the parties agrees (a) to use commercially reasonable efforts to protect the Confidential Information of the other party from unauthorized use or disclosure and to use at least the same degree of care with regard thereto as it uses to protect its own Confidential Information of a like nature;
(b) to use and reproduce the Confidential Information of the other party only as permitted under this Agreement or as needed to perform its duties hereunder; and (c) not to disclose or otherwise permit access to the Confidential Information of the other party to any third party, without the other party's prior written consent. The parties agree that any breach by either party or any of its officers, directors, or employees, of any provisions of this Section may cause immediate and irreparable injury to the other party and that, in the event of such breach, the injured party will be entitled to seek injunctive relief as well as any and all other remedies available at law or in equity.

9.7 If an ambiguity or question of intent arises with respect to any provision of this Agreement, the Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring either party by virtue of authorship of any of the provisions of this Agreement.

9.8 Either party shall be excused from performance and shall not be liable for any delay in whole or in part, caused by the occurrence of any contingency beyond the reasonable control either of the excused party or its subcontractors or suppliers including, but not limited to, war, sabotage, insurrection, riot or other act of civil disobedience, act of public enemy, failure or delay in transportation, act of any government or any agency or subdivision thereof affecting the terms hereof, accident, fire, explosion, flood, severe weather or other act of God, or shortage of labor or fuel or raw material.

9.9 This Agreement shall be deemed to have been made in, and shall be construed pursuant to the laws of, the State of New Jersey without regard to its conflicts of laws provisions.

9.10 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall be taken together and deemed to be one instrument. Signatures delivered by telecopier or other electronic device shall be binding and enforceable against the party as if an original signed counterpart had been delivered.


        IN WITNESS WHEREOF, each party hereto has caused this Product Consignment And Sale Agreement to be executed by its duly authorized representative as of the date first set forth above.

SHEERR MEMORY, INC                        DATARAM CORPORATION

By: /s/ David Sheerr                      By: /s/ John H. Freeman
    _____________________________            _______________________________

Name:  David Sheerr                       Name:  John H. Freeman
     ____________________________              _____________________________

Title:  President                         Title:  President
     ____________________________              _____________________________



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c:\documents\hea\Semi Consignment.agt - Form - 7/16/98

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